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TABLE OF CONTENTS

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 13, 2005

Advanced Neuromodulation Systems, Inc.
(Exact name of registrant as specified in charter)

Texas (State or Other Jurisdiction of Incorporation)	0-10521 (Commission File Number)	75-1646002 (IRS Employer Identification No.)
6901 Preston Rd. Plano, Texas 75024 (Zip code) (Address of principal executive offices)
Registrant's telephone number, including area code: (972) 309-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☒
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01	Entry into a Material Definitive Agreement
Item 1.02	Termination of a Material Definitive Agreement
Item 3.03	Material Modification to Rights of Security Holders
Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 8.01	Other Events
Item 9.01	Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
Agreement and Plan of Merger dated as of October 15, 2005
Second Amendment to Rights Agreement dated as of October 15, 2005
Amended and Restated Bylaws of Advanced Neuromodulation Systems, Inc.
Joint Press Release dated October 16, 2005
Presentation dated October 17, 2005

Item 1.01.    Entry into a Material Definitive Agreement.

Merger Agreement

        On October 15, 2005, we entered into an Agreement and Plan of Merger, dated as of October 15, 2005, with St. Jude Medical Inc., a Minnesota corporation, and its wholly owned subsidiary, Apollo Merger Corp., a Texas corporation. The merger agreement provides for transactions that, if consummated, will cause a change of control of ANS and ultimately lead to our becoming a wholly owned subsidiary of St. Jude Medical.

        Under the terms of the merger agreement, St. Jude Medical or its acquisition subsidiary will commence a tender offer for all of our outstanding shares of common stock, par value $0.05 per share, at a net price in cash of $61.25 per share. St. Jude Medical's obligation to purchase our shares in the tender offer is subject to certain conditions, including but not limited to a majority of our fully-diluted shares having been tendered and not withdrawn. Under the merger agreement, following the completion of the tender offer and the satisfaction or waiver of certain other conditions, St. Jude Medical's acquisition subsidiary will be merged into ANS, with ANS being the surviving corporation. In the merger, each outstanding share of our common stock (other than shares we hold in treasury, restricted shares that remain subject to repurchase or a risk of forfeiture, or shares that St. Jude Medical or its affiliates hold) will be converted into the right to receive the same cash amount per share as the tender offer price. Under the merger agreement, the obligation of St. Jude Medical or its acquisition subsidiary to consummate the offer and both our and St. Jude Medical's obligations to effect the merger are conditioned on regulatory approvals and other customary conditions. We have attached copies of the merger agreement and the joint press release we issued with St. Jude Medical as Exhibits 2.1 and 99.1, respectively, and we incorporate them in this Form 8-K by reference. The merger agreement contains certain termination rights and provides that, upon the termination of the merger agreement under specified circumstances, we would be required to pay St. Jude Medical a termination fee of $35,000,000.

        The merger agreement has been summarized in and filed as an exhibit to this Form 8-K to provide investors and shareholders with information regarding its terms. Investors or shareholders should read the entire agreement for a complete understanding of its terms and conditions. The merger agreement is not intended to provide factual information about us. The merger agreement contains representations and warranties that the parties made to and solely for the benefit of each other. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure letters that the parties have exchanged in connection with signing the merger agreement. Accordingly, investors and shareholders should not rely on the representations and warranties as characterizations of the actual state of facts, since they were made only as of the date of the merger agreement and are modified in important part by the underlying disclosure letters. Moreover, information concerning the subject matter of representations and warranties may change after the date of the merger agreement, and such subsequent information may or may not be fully reflected in our public disclosures.

        As part of this transaction, we will prepare a solicitation/recommendation statement on Schedule 14D-9 for the shareholders of the Company and will file that document with the Securities and Exchange Commission. Before our shareholders make a decision to tender their shares, we encourage them to read the solicitation/recommendation statement regarding the tender offer and the merger carefully and in its entirety when it becomes available, because it will contain important information about the proposed transactions. Our shareholders will be able to obtain, without charge, a copy of the solicitation/recommendation statement (when available) and other relevant documents that we file with the SEC from the SEC's website at http://www.sec.gov. Our shareholders also will be able to obtain, without charge, a copy of the solicitation/recommendation statement and other relevant documents (when available) by directing a request by mail or telephone to us at 6901 Preston Road, Plano, Texas 75024, telephone: (972) 309-8000, or from our website, www.ans-medical.com.

Item 1.02.    Termination of a Material Definitive Agreement.

        On October 13, 2005, our board of directors authorized us to terminate the Advanced Neuromodulation Systems, Inc. Deferred Compensation Plan, primarily because of recent unfavorable tax legislation. The plan had permitted board members, certain executives and key employees to save a portion of their compensation on a tax-deferred basis. The termination of the plan became effective immediately.

Item 3.03.    Material Modification to Rights of Security Holders.

Rights Agreement

        When we executed the merger agreement, we simultaneously amended our Rights Agreement, dated as of August 30, 1996 (which was previously amended in January 2002), with Computershare Investor Services LLC, as our rights agent, to provide that none of St. Jude Medical, its acquisition subsidiary, or any of their respective affiliates or associates would become an Acquiring Person and no Distribution Date (as such terms are defined in the Rights Agreement) would occur as a result of the execution and delivery of the merger agreement, the public announcement of the merger agreement, or the completion of any of the transactions they contemplate, and to provide that the Rights (as defined in the Rights Agreement) will terminate immediately prior to the Effective Time (as defined in the Merger Agreement).

        We have summarized this amendment to the Rights Agreement here and you should read the entire amendment and the Rights Agreement for a complete understanding of their terms and conditions. We have attached the amendment to this Form 8-K as Exhibit 3.1 and we incorporate it into this Form 8-K by reference.

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

        At a meeting held on October 15, 2005, our board of directors adopted a new Article 8 to our Bylaws, and the former Article 8 was renumbered accordingly as Article 9. The new Article 8 addresses our obligations to indemnify our officers, directors and certain other people under specific circumstances. This amendment became effective immediately upon its adoption by the board of directors. At the same meeting, our board of directors also amended Section 3.05 of our Bylaws to eliminate the requirement that additional directors be elected at a meeting of our shareholders to fill any vacancies in our board of directors resulting from an increase in the number of members constituting the board and to permit the election of such additional directors by the affirmative vote of a majority of our remaining directors. This amendment became effective immediately upon its adoption by the board of directors. The amendments described above are reflected in our amended and restated Bylaws, which are attached to this Form 8-K as Exhibit 3.2 and are incorporated into this Form 8-K by reference.

Item 7.01. Regulation FD Disclosure.

Webcast Presentation

        On October 17, 2005, we made available on our web site (www.ans-medical.com) certain presentation materials, which are attached to this Form 8-K as Exhibit 99.2.

        As discussed on page 2 of Exhibit 99.2, the presentation contains forward-looking statements within the meaning of the federal securities laws. These statements are based on present expectations, and are subject to the limitations listed therein and in our other SEC reports, including that actual events or results may differ materially from those in the forward-looking statements.

        As discussed on page 2 of Exhibit 99.2, the presentation is neither an offer to purchase nor a solicitation of an offer to sell shares of ANS. St. Jude Medical will be required to file a tender offer statement with the SEC and we will be filing a solicitation/recommendation statement with respect to the offer. ANS shareholders are advised to read the tender offer statement regarding the acquisition of ANS, and the related solicitation/recommendation statement, when those statements are made available to them. The tender offer statement and the solicitation/recommendation statement will contain important information that should be read carefully before any decision is made with respect to the offer. This document will be made available to all shareholders of ANS at no expense to them. This document will also be available at no charge on the SEC's web site at www.sec.gov. Shareholders may also obtain copies of these documents without charge by requesting them from us in writing at 6901 Preston Road, Plano, Texas 75024, or by phone at (972) 309-8000.

Item 8.01.    Other Events.

        On October 16, 2005, the Company and St. Jude Medical issued a joint press release announcing the signing of the Merger Agreement, a copy of which is attached to this Form 8-K as Exhibit 99.1.

Item 9.01.    Financial Statements and Exhibits.

  (d)
  Exhibits.

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated as of October 15, 2005, among St. Jude Medical, Inc., Apollo Merger Corp. and the Company.
3.1	Second Amendment to Rights Agreement, dated as of October 15, 2005, between Computershare Investor Services LLC, as rights agent, and the Company.
3.2	Amended and Restated Bylaws of Advanced Neuromodulation Systems, Inc.
99.1	Joint Press Release of Advanced Neuromodulation Systems, Inc. and St. Jude Medical, Inc. dated October 16, 2005.
99.2
Presentation dated October 17, 2005 (this presentation shall not be deemed "filed" for purposes of Section 18 of the Exchange Act, or otherwise incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act).

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ADVANCED NEUROMODULATION SYSTEMS, INC.
Date: October 16, 2005	By:	/s/ KENNETH G. HAWARI Name: Kenneth G. Hawari Title: Executive Vice President & General Counsel

EXHIBIT INDEX

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated as of October 15, 2005, among St. Jude Medical, Inc., Apollo Merger Corp. and the Company.
3.1	Second Amendment to Rights Agreement, dated as of October 15, 2005, between Computershare Investor Services LLC, as rights agent, and the Company.
3.2	Amended and Restated Bylaws of Advanced Neuromodulation Systems, Inc.
99.1	Joint Press Release of Advanced Neuromodulation Systems, Inc. and St. Jude Medical, Inc. dated October 16, 2005.
99.2
Presentation dated October 17, 2005 (this presentation shall not be deemed "filed" for purposes of Section 18 of the Exchange Act, or otherwise incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act).